UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 18, 2017

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐]

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2017, Lennar Corporation (the “Company”) amended the credit agreement governing its unsecured revolving credit facility (the “Credit Facility”) to increase the maximum potential borrowings from $1.8 billion to $2.0 billion and extend the maturity of the Class A lenders’ commitments, which are currently $1.4 billion of the Credit Facility, from June 2020 to June 2022. The Class B lenders’ commitments, which currently are $160 million, terminate in June 2018, and the Class C lender’s commitment, which currently is $50 million, terminates in June 2020. The $2.0 billion includes a $403 million accordion feature, subject to additional commitments.

The Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) is among the Company, as borrower, JPMorgan Chase Bank, N.A., as swingline lender, issuing lender, and administrative agent and the several lenders from time to time parties thereto. The Credit Facility consists of a revolving loan under which amounts may be borrowed, repaid and redrawn. The proceeds available under the Credit Facility may be used for working capital and general corporate purposes.

In connection with the Credit Agreement, the Company entered into a Fifth Amended and Restated Guarantee Agreement (the “Guarantee Agreement”), dated as of May 18, 2017, in which substantially all of the Company’s wholly-owned homebuilding subsidiaries and some of the Company’s other subsidiaries guaranteed the Company’s obligations under the Credit Agreement. The descriptions of the Credit Agreement and the Guarantee Agreement are qualified in their entirety by reference to the full and complete terms contained in the Credit Agreement and the Guarantee Agreement, each of which is an exhibit to this Report on Form 8-K.

The Company and certain of its affiliates from time to time enter into commercial financial arrangements with almost all the lenders under the Credit Facility and/or their respective affiliates, and affiliates of some of the lenders provide financial, advisory, investment banking and other services to the Company and its affiliates. In addition, affiliates of certain of the lenders serve as underwriters of Company’s issuances of senior notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

10.21	Fifth Amended and Restated Credit Agreement, dated as of May 18, 2017, among Lennar Corporation, as borrower, JPMorgan Chase Bank, N.A., as swingline lender, issuing lender, and administrative agent, the several lenders from time to time parties thereto, and the other parties and agents thereto—Filed herewith.

10.22	Fifth Amended and Restated Guarantee Agreement, dated as of May 18, 2017, among certain of Lennar Corporation’s subsidiaries in favor of guaranteed parties referred to therein—Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer